Exhibit 99.1

Saga Communications, Inc. Reports 1st Quarter 2016 Results

Free Cash Flow Increased 35.4%

GROSSE POINTE FARMS, Mich., May 5, 2016 /PRNewswire/ -- Saga Communications, Inc. (NYSE MKT: SGA) today reported free cash flow increased 35.4% to $4.9 million for the quarter ended March 31, 2016. Net revenue increased 12.7% to $32.8 million. Operating Income increased 40.1% to $5.3 million. Station operating expense increased 8.4% to $24.7 million (station operating expense includes depreciation and amortization attributable to the stations). Same Station net revenue increased 7.0% to $31.0 million and same station operating expense increased 3.0% to $23.2 million. Net income for the period was $3.0 million ($0.52 per fully diluted share compared to $0.36 for the same period last year).

Capital expenditures were $1 million in the 1st quarter which was approximately comparable to the same period last year. The Company currently expects to spend approximately $5.0 million to $5.5 million for capital expenditures during 2016.

During the 1st Quarter the Company closed on its purchase of WLVQ-FM in Columbus, OH for $13 million. The Company began operating WLVQ – FM pursuant to a Local Marketing Agreement as of November 16, 2015.

Saga's 2016 1st Quarter conference call will be on Thursday, May 5, 2016 at 11:00 a.m. EDT. The dial-in number for the call is (612) 332-0345. A transcript of the call will be posted to the Company's website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EDT on May 5, 2016 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose "actual", "same station" and "proforma" information by segment as well as the Company's trailing 12 month consolidated EBITDA. The "actual" amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The "same station" amounts reflect only the results of operations for stations that we owned for the entire comparable period. The "proforma" amounts assume all acquisitions and dispositions in 2015 and 2016 occurred as of January 1, 2015.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 26 markets, including 67 FM and 32 AM radio stations, 4 television stations and 5 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three Months Ended
March 31, 2016 and 2015
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Operating Results
Net operating revenue	$ 32,745	$ 29,061
Station operating expense	24,685	22,765
Corporate general and administrative	2,717	2,482
Operating income	5,343	3,814
Interest expense	189	241
Other income	-	(8)
Income before income tax expense	5,154	3,581
Income tax expense	2,130	1,450
Net income	$ 3,024	$ 2,131

Earnings Per Share
Basic	$ 0.52	$ 0.37
Diluted	$ 0.52	$ 0.36

Weighted average common shares	5,751	5,710
Weighted average common and common
equivalent shares	5,759	5,762

Free Cash Flow
Net income	$ 3,024	$ 2,131
Plus: Depreciation and amortization:
Station	1,667	1,521
Corporate	69	68
Deferred tax provision	575	360
Non-cash compensation	528	462
Other income	-	(8)
Less: Capital expenditures	(1,010)	(950)
Free cash flow	$ 4,853	$ 3,584

	March 31,
	2016	2015
Balance Sheet Data
Working capital	$ 25,003	$ 33,262
Net fixed assets	$ 57,924	$ 54,557
Net intangible assets and other assets	$ 110,795	$ 93,477
Total assets	$ 209,727	$ 195,548
Long-term debt	$ 36,365	$ 36,078
Stockholders' equity	$ 125,162	$ 116,897

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
March 31, 2016 and 2015
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2016	2015	2016	2015	2016	2015
Consolidated
Net operating revenue	$ 32,745	$ 29,061	$ 31,008	$ 28,991	$ 32,745	$ 31,015
Station operating expense	24,685	22,765	23,221	22,551	24,700	24,457
Corporate general and administrative	2,717	2,482	2,717	2,482	2,717	2,482
Other operating (income) expense, net	-	-	(2)	-	-	-
Operating income	5,343	3,814	$ 5,072	$ 3,958	5,328	4,076
Interest expense	189	241			189	241
Other income	-	(8)			-	(8)
Income before income tax expense	5,154	3,581			5,139	3,843
Income tax expense	2,130	1,450			2,124	1,557
Net income	$ 3,024	$ 2,131			$ 3,015	$ 2,286
Earnings per share:
Basic	$ 0.52	$ 0.37			$ 0.52	$ 0.40
Diluted	$ 0.52	$ 0.36			$ 0.52	$ 0.40

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2016	2015	2016	2015	2016	2015
Radio Segment
Net operating revenue	$ 27,464	$ 24,276	$ 25,727	$ 24,206	$ 27,464	$ 26,230
Station operating expense	21,140	19,422	19,676	19,208	21,155	21,114
Other operating (income) expense, net	(3)	-	(5)	-	(3)	-
Operating income	$ 6,327	$ 4,854	$ 6,056	$ 4,998	$ 6,312	$ 5,116

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2016	2015	2016	2015	2016	2015
Television Segment
Net operating revenue	$ 5,281	$ 4,785	$ 5,281	$ 4,785	$ 5,281	$ 4,785
Station operating expense	3,545	3,343	3,545	3,343	3,545	3,343
Other operating (income) expense, net	3	-	3	-	3	-
Operating income	$ 1,733	$ 1,442	$ 1,733	$ 1,442	$ 1,733	$ 1,442

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2016	2015	2016	2015	2016	2015
Depreciation and amortization
by segment
Radio Segment	$ 1,346	$ 1,174	$ 1,151	$ 1,166	$ 1,361	$ 1,381
Television Segment	321	347	321	347	321	347
Corporate and Other	69	68	69	68	69	68
	$ 1,736	$ 1,589	$ 1,541	$ 1,581	$ 1,751	$ 1,796

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions and dispositions in 2015 and 2016 occurred as of January 1, 2015.

Saga Communications, Inc.
Selected Supplemental Financial Data
March 31, 2016
(amounts in 000's except ratios)
(Unaudited)

		Less:	Plus:		Trailing
	12 Mos Ended	3 Mos Ended	3 Mos Ended	Add:	12 Mos Ended
	December 31,	March 31,	March 31,	Proforma	March 31,
	2015	2015	2016	Acquisitions	2016
Trailing 12 Month Consolidated Earnings Before Interest
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$13,414	$2,131	$3,024	$703	$15,010
Exclusions:
Gain (loss) on sale of assets	(541)	8	-		(549)
Gain on insurance claim	417	-	-		417
Impairment of intangible assets	(874)	-	-		(874)
Write-off of debt issuance costs	(557)	-	-		(557)
Other	119	21	70		168
Total exclusions	(1,436)	29	70	0	(1,395)
Consolidated adjusted net income (1)	14,850	2,102	2,954	703	16,405
Plus: Interest expense	888	241	189		836
Income tax expense	9,640	1,450	2,130	489	10,809
Depreciation & amortization expense	6,824	1,589	1,736	378	7,349
Amortization of television syndicated programming contracts	637	162	158		633
Non-cash stock based compensation expense	1,655	462	528		1,721
Less: Cash television programming payments	(635)	(159)	(158)		(634)
Trailing twelve month consolidated EBITDA (1)	$33,859	$5,847	$7,537	$1,570	$37,119

Total long-term debt, including current maturities					$36,365
Divided by trailing twelve month consolidated EBITDA (1)					37,119
Leverage ratio					1.0

(1) As defined in the Company's credit facility.

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three Months Ended
March 31, 2016 and 2015
(amounts in 000's)
(Unaudited)

Reconciliation of Actual (historical) Information to Same Station Operating Income

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions		Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions		Three Months
	Ended	Not Included in	Ended	Ended	Not Included in		Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable		March 31,
	2016	Period	2016	2015	Period		2015
Consolidated
Net operating revenue	$ 32,745	$ (1,737)	$ 31,008	$ 29,061	$ (70)		$ 28,991
Station operating expense	24,685	(1,464)	23,221	22,765	(214)		22,551
Corporate general and administrative	2,717	-	2,717	2,482	-		2,482
Other operating (income) expense, net	-	(2)	(2)	-	-		-
Operating income	$ 5,343	$ (271)	$ 5,072	$ 3,814	$ 144		$ 3,958

Depreciation and amortization	$ 1,736	$ (195)	$ 1,541	$ 1,589	$ (8)		$ 1,581

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions		Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions		Three Months
	Ended	Not Included in	Ended	Ended	Not Included in		Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable		March 31,
	2016	Period	2016	2015	Period		2015
Radio Segment
Net operating revenue	$ 27,464	$ (1,737)	$ 25,727	$ 24,276	$ (70)		$ 24,206
Station operating expense	21,140	(1,464)	19,676	19,422	(214)		19,208
Other operating (income) expense, net	(3)	(2)	(5)	-	-	#	-
Operating income	$ 6,327	$ (271)	$ 6,056	$ 4,854	$ 144		$ 4,998

Depreciation and amortization	$ 1,346	$ (195)	$ 1,151	$ 1,174	$ (8)		$ 1,166

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions		Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions		Three Months
	Ended	Not Included in	Ended	Ended	Not Included in		Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable		March 31,
	2016	Period	2016	2015	Period		2015
Television Segment
Net operating revenue	$ 5,281	$ -	$ 5,281	$ 4,785	$ -		$ 4,785
Station operating expense	3,545	-	3,545	3,343	-		3,343
Other operating (income) expense, net	3	-	3	-	-		-
Operating income	$ 1,733	$ -	$ 1,733	$ 1,442	$ -		$ 1,442

Depreciation and amortization	$ 321	$ -	$ 321	$ 347	$ -		$ 347

CONTACT: Samuel D. Bush, 313/886-7070